Exhibit 11                                           EDGAR EXHIBIT EX-99.B11


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 22, 1996, accompanying the October 31, 1996 financial statements of Weston Portfolios (comprising, respectively, the New Century Capital Portfolio and the New Century I Portfolio) which are included in Part B of Post-Effective Amendment No. 13 to this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus.

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 23, 1997